Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, George Chamoun, the Chief Executive Officer and Director of ACV Auctions Inc. (the “Company”), hereby certify, that, to my knowledge:

(1)
The Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 21, 2024	By:	/s/ George Chamoun
George Chamoun
Chief Executive Officer and Director (Principal Executive Officer)